UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015

COLONY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower St., 44th Floor Los Angeles, California		90071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01 Other Events.

Notice of Distribution by Colony American Homes Involving Special Dividend and Initiation of Regular Quarterly Dividend

Colony Capital, Inc. (the “Company”) has an investment in single-family residential rental homes through its approximately 23% ownership interest in CAH Operating Partnership, L.P. (“CAH OP”). As of June 30, 2015, the Company had invested $550 million in CAH OP.

On July 16, 2015, the Company received notice from Colony American Homes, Inc. (“CAH”), CAH OP’s general partner, of a distribution by CAH OP to its partners on or about July 17, 2015. The distribution includes a special dividend of $325 million, and the initiation of a regular-way quarterly dividend of $7.2 million for the second quarter of 2015.

The Company will receive its pro rata share of such special and quarterly dividends received from CAH OP, which represents approximately $77 million in the aggregate. The special dividend represents a return of approximately 14% of the original capital invested by the Company in CAH OP and the quarterly dividend represents an approximate annualized dividend yield of 1.4% on the Company’s original investment cost basis adjusted for the special dividend.

CAH is a market leader in the acquisition, ownership, renovation, leasing and management of single-family residential homes in the United States. CAH owns and manages over 19,000 homes for rent in eleven states across the United States and has a current portfolio occupancy of approximately 94%.

Forward-Looking Statements

This report may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual events and results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking and may impact the Company’s expectations regarding its financial condition and results of operations: the financial condition and results of operations of CAH and its affiliates; CAH’s continued ability to issue regular quarterly dividends; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and market trends in the Company’s industry, interest rates, real estate values, the securities markets, the general economy or the home ownership and single-family residential rental home ownership industry.

All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future actions or performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2015	COLONY CAPITAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Financial Officer